UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2007

PUBLIC SERVICE ELECTRIC AND GAS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	001-00973	22-1212800
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification No.)

     80 Park Plaza, P.O. Box 570
Newark, New Jersey 07101-0570
(Address of principal executive offices) (Zip Code)

973-430-7000
(Registrant's telephone number, including area code)

http://www.pseg.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.03 Material Modification to Rights of Security Holders and Item 5.03 Amendment to Articles of Incorporation or Bylaws; change in Fiscal Year.

On April 17, 2007, the Board of Directors of Public Service Electric and Gas Company (PSE&G) approved, effective on that date, amendments to the by-laws of PSE&G to provide for the issuance of uncertified shares of PSE&G Common Stock and Preferred Stock. The text of the approved amendments is reflected in the revised sections below:

ARTICLE XIII.

STOCK.

SECTION 1. The shares of stock in this corporation may be represented by certificates or may be uncertificated shares. To the extent that certificates shall be issued for shares of stock in this corporation, such certificates shall be signed by the Chairman of the Board, the President, or a Vice President, and either the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. If the certificate is countersigned by a transfer agent or registrar, who is not an officer or employee of the corporation, any and all other signatures may be facsimiles.

SECTION 2. The shares issued by this corporation shall be transferable only on the books of the corporation by the holder or owner thereof in person or by power of attorney, and if such shares are represented by a certificate, on surrender of the certificate therefor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature of the undersigned company shall be deemed to relate only to matters having reference to such company and any subsidiaries thereof.

PUBLIC SERVICE ELECTRIC AND GAS COMPANY
(Registrant)

By:	/s/ Derek M. DiRisio
Derek M. DiRisio
Vice President and Controller
(Principal Accounting Officer)

Date: April 19, 2007